UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 2, 2025

Opus Genetics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34079	11-3516358
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8 Davis Drive Durham, NC	27709
(Address of principal executive offices)	(Zip Code)

(984) 884-6030
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	IRD	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02	Termination of a Material Definitive Agreement.

On April 2, 2025, Opus Genetics, Inc., a Delaware corporation (the “Company”), delivered written notice to Lincoln Park, Capital, LLC of its election to terminate that certain Purchase Agreement (the “Purchase Agreement”), dated as of August 10, 2023, by and between the Company and Lincoln Park Capital Fund, LLC, an institutional investor (“Lincoln Park”), effective as of April 3, 2025. The Purchase Agreement provided the Company with the sole right, but not the obligation, to direct Lincoln Park Capital Fund, LLC to purchase up to $50 million of shares of the Company’s common stock from time to time. The Company terminated the Purchase Agreement due to existing market dynamics, including the limited value of the facility based on the current market price of the Company’s common stock.

Certain provisions of the Purchase Agreement survive termination, including each party’s representations and warranties, indemnification obligations, and certain covenants. Additionally, the Company’s obligations under the Registration Rights Agreement, dated as of August 10, 2023, by and between the Company and Lincoln Park, pursuant to which the Company agreed to register the sale of the shares of its common stock issued to Lincoln Park under the Purchase Agreement pursuant to an existing or new registration statement, also survive termination of the Purchase Agreement for a period of 90 days following April 3, 2025.

Prior to termination of the Purchase Agreement, the Company issued 1,700,000 shares of common stock thereunder, for net proceeds of approximately $5.2 million. An aggregate of approximately $44.8 million of shares of our common stock remained to be sold under the Purchase Agreement and the Purchase Agreement prospectus dated January 23, 2024 at the time the Purchase Agreement was terminated.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 4, 2025	OPUS GENETICS, INC.

	By:	/s/ Dr. George Magrath
	Name:	Dr. George Magrath
	Title:	Chief Executive Officer